EXHIBIT 23.3

                        CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (file No. 333-04709) and in this Registration Statement on Form S-8 of Safety Components International, Inc. ("SCI") of our report dated October 7, 1996 on our audit of the financial statements of Phoenix Airbag GmbH, Hildesheim, as of August 5, 1996 and related statements of operations, of stockholders' equity and of cash flows for the period from January 1, 1996 to August 5, 1996, appearing in SCI's Current Report on Form 8-K as originally filed on August 21, 1996 and as amended on October 21, 1996 and June 6, 1997.


/s/ Price Waterhouse GmbH
-------------------------


Hamburg
October 22, 1997

                        CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (file No. 333-04709) and in this Registration Statement on Form S-8 of Safety Components International, Inc. ("SCI") of our report dated June 3, 1997 on our audit of the financial statements of Phoenix Airbag GmbH, Hildesheim, as of December 31, 1996 and related statements of operations, of stockholders' equity and of cash flows for the period from August 6, 1996 to December 31, 1996, appearing in SCI's Current Report on Form 8-K as originally filed on August 21, 1996 and as amended on October 21, 1996 and June 6, 1997


/s/ Price Waterhouse GmbH
-------------------------
    PRICE WATERHOUSE GmbH

Hamburg
October 22, 1997